                                                                   EXHIBIT 10.33

                        LIFEPOINT HOSPITAL HOLDINGS, INC.
                                       AND
                           GE HEALTHCARE TECHNOLOGIES

                         COMPREHENSIVE SERVICE AGREEMENT
                                       FOR
                       DIAGNOSTIC IMAGING AND BIOMEDICAL
                                    SERVICES

               EFFECTIVE: OCTOBER 1, 2004 THROUGH MARCH 31, 2008

GE PROPRIETARY INFORMATION
REVISED 10/2004

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TABLE OF CONTENTS

SECTION      TITLE                                                 PAGE#
-------      --------------------------------------                -----
I.           MASTER TERMS AND CONDITIONS                             3

II.          COMPRECARE AGREEMENT ADDITIONAL TERMS                   8
             AND CONDITIONS

III.         GLOSSARY                                               26

IV.          SUPPORT SUMMARIES                                      31

GE PROPRIETARY INFORMATION
REVISED 10/2004

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                                    SECTION I
                           MASTER TERMS AND CONDITIONS
                         BETWEEN GE MEDICAL SYSTEMS AND
                        LIFEPOINT HOSPITAL HOLDINGS, INC.

                                  Contract No.

1.    AGREEMENT

These Master Terms and Conditions apply to Support provided by General Electric Company, acting by and through its GE Medical Systems division ("GE") to you, as described in any Support Summary referencing these Master Terms and Conditions signed by GE and you during the time period beginning on the date you sign these Master Terms and Conditions and ending on the date 3 years later. Each such Support Summary, together with the associated Additional Terms and Conditions, Glossary, Schedule of Support Coverage Details ("Schedule"), and these Master Terms and Conditions, constitutes an "Agreement," and each such Agreement is valid for the term specified in the Support Summary.

2.    SUPPORT

For GE manufactured equipment only, if any, during any Equipment product warranty period, GE will provide for the Equipment Support as specified in the product warranty provided with the Equipment, as well as other types of Support identified on the Schedule. After the Equipment product warranty period and at all times for all other Equipment, GE will provide Support as specified in the Schedule.

Subject to the availability of personnel, GE will provide, at your request and additional expense and subject to these Master Terms and Conditions, service or other items not specified in the Schedule. The charge for such service or other items will be the standard Hourly Billed Service Rates for GE and Non-GE Diagnostic Imaging Services and Biomedical Services then in effect for LifePoint Hospitals as set forth in Section II (COMPRECARE ADDITIONAL TERMS and CONDITIONS) of this Agreement, including round trip travel time. Travel time for general radiology and portable systems for service calls during normal coverage hours will be billed at the rate as set forth in Section II of this agreement. Travel time for other modalities and/or during OT/Weekend and Holidays will be the same as the HBS rate. You will be charged a minimum of 2 hours per call. Other travel expenses and overnight living expenses will be charged at actual cost in accordance with GE's standards for business expense remuneration of employees.

3.    CHARGES, PAYMENTS AND TAXES

The Total Normal Fixed Charges will be paid on an installment basis. GE will invoice you for each installment according to the Payment Periods specified in the Support Summary, as well as for any other payments due under any Agreement. All applicable taxes will be added to each invoice, unless you provide to GE a tax exemption certificate acceptable to the taxing authorities. You will not be obligated to pay any federal, state, or local tax imposed upon or measured by GE's net income. Each payment is due within 30 days of the date of the invoice. Late payments will be subject to a late fee equal to 1% per month (or the amount allowed by law, whichever is less) on the outstanding amount. Any credits that may be due to you under an Agreement will be applied first to any outstanding balance. Per LifePoint Hospital Holdings request, all invoicing for contractual and hourly billed service will be processed through the corporate offices.

4.    YOUR RESPONSIBILITIES

During the Term of each Agreement, you agree to do the following:

4.1. Provide a suitable location for the Equipment and maintain the Site and environment (including temperature and humidity control, incoming power quality, and fire protection system) in a condition suitable for operation of and service to the Equipment; provide a secured and protected area for storage of GE tools and equipment near the Equipment location; and keep the Site clean and free of dust, sand and other particles or debris.

4.2 Ensure the Equipment is used solely in accordance with the requirements of the Equipment Operation Manual by properly qualified and licensed personnel.

4.3. Make the Equipment available without restriction for Support in accordance with a mutually acceptable Support appointment schedule.

4.4. Facilitate GE's performance of remote diagnostic and repair Support by providing remote access methods reasonably requested by GE, e.g., modem line, internet connection, broadband internet connection, where available.

4.5. Designate a Site Manager and alternate as GE's Support contact who each have necessary expertise to reasonably assist GE's technical engineers in diagnosis of service problems.

4.6. Place Support calls and requests to GE in accordance with any protocols that GE provides to you in writing.

4.7. Ensure the security of networked Equipment on your Site by taking appropriate measures to prevent unauthorized access to networked Equipment and the interception of communications between GE's service center and the networked Equipment, including

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isolating networked Equipment from other networks, setting up firewalls, and taking any other measures that GE reasonably believes are necessary to ensure the security of the networked Equipment and related communications.

4.8   Make Equipment available to GE as needed for the performance of Support.

4.9. Promptly notify GE in writing of any change in the Customer Information specified on the Support Summary, location of Equipment, or your ownership or management control.

5.    EXCLUSIONS

No Agreement covers the following:

5.1. The repair, replacement, or disposal of any accessories, power supply equipment, or consumable items, including but not limited to batteries, printers, cassettes, copier drums, electrodes, fiber optics, fiber optic bundles, filters, laser tubes, film magazines, paddles, patient cables, radiation sources, refrigeration, compressors, non-GE MR coils, styli, software, top assemblies of transducers, PACS, networks unless explicitly listed on the Schedule.

5.2.  The provision, payment, or reimbursement of any rigging or facility cost.

5.3. Consultation or training to assist your development or modification of any software or protocols not provided by GE.

5.4. Material and labor costs associated with reusing existing facilities (wire, termination fields, network facilities, equipment room, peripherals, adjuncts) and temporary installation of Equipment for testing, training, and other purposes.

5.5 Any non-GE hardware or software that was not commercially available from the Original Equipment Manufacturer on the date such hardware or software was installed, including but not limited to experimental and proprietary hardware or software.

5.6. Any service, components or parts replacement, or downtime required as the result of (a) a design, specification, software program, protocol, or instruction provided by you or your representative; (b) your failure to fulfill any of your obligations or responsibilities under any Agreement; (c) the failure of anyone other than GE or its contractor to comply with GE's written instructions or recommendations; (d) your combining the Equipment with any item of others or with any incompatible GE item; (e) any alteration or improper storage, handling, use, or maintenance of any part of the Equipment by anyone other than GE or its contractor; (f) design or manufacturing defects, specifications, or functionalities in any item of others; and (g) anything external to the Equipment, including building, van, or trailer structural deficiency, power surge, fluctuation or failure, dust, sand or other particles or debris at the Site, or air conditioning failure.

5.7. Any additional service required due to moves, additions, or changes to the Equipment, unless GE has been notified in writing at least 30 days in advance and concurred with such moves, additions, or changes

5.8. The cost of factory reconditioning of the Equipment or any Covered Component if reasonably necessary because repair or parts replacement by GE at the Site cannot maintain it in satisfactory operating condition. Such factory reconditioning will be done on a mutually agreeable schedule.

5.9. The cost of repair or parts replacement per item of Equipment per occasion in excess of 50 percent of that item of Equipment's then-current value. We will provide you a written itemized estimate of the cost of repair or parts replacement for any item of Equipment should such cost per occasion exceed this limit.

6.    INFLATION ADJUSTMENTS

GE agrees to hold prices firm for the term of this Agreement.

7.    RENEWAL

For the initial term of this Agreement, this section is deleted.

8.    ELECTRONIC TRANSFER OF FUNDS

If a Support Summary indicates that you authorized electronic transfer of funds, you will promptly take the steps necessary to permit the electronic transfer to GE in the manner specified by GE of all Total Normal Fixed Charges specified on such Support Summary, in accordance with the terms of the Agreement of which the Support Summary is a part.

9.    END OF SERVICE LIFE (EOSL) ANNOUNCEMENT

In the event GE or the applicable OEM makes a general commercial announcement that it will no longer offer Support agreements for an item of Equipment or Covered Component or provide a particular Support agreement feature or option as a result of factors beyond its reasonable control, then upon no less than 12 months' prior written notice to you, GE may, at its option, remove any such item(s) of Equipment, Covered Component(s), feature(s), or option(s) from all Agreements, with an appropriate adjustment of charges, without

GE PROPRIETARY INFORMATION
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otherwise affecting such Agreements. In some cases, such Equipment may be eligible for PM Only coverage as described in Part II of this Agreement. For systems identified as EOSL and not eligible for contractual coverage, LifePoint Hospitals retains the option of seeking service arrangements with other service providers.

10.   EXCUSABLE DELAYS AND PERFORMANCE ISSUES

Neither party is liable for delays or failures in performance of any obligations under an Agreement, other than payment obligations, due to a cause beyond its reasonable control.

11.   DEFAULT

If you materially breach an Agreement and such breach is not cured within 20 days after written notice of it, you shall be in default under such Agreement, and GE may at its option, in addition to using the dispute resolution procedure in Section 19, (a) suspend performance under any or all Agreements until a reasonable time after all defaults have been cured; (b) declare all sums due and to become due under all Agreements to be immediately due and payable; and/or (c) recover possession of any GE materials in your possession or control. Should GE suspend performance under any Agreement in accordance with subsection (a) of this Section, it is expressly understood that GE shall not be responsible for the completion of planned maintenance scheduled or due to be performed under such Agreement during the period of suspension, and any Equipment downtime during such suspension will not be included in the calculation of our uptime commitment under an Agreement. In addition, GE shall not be obligated, after you cure the default(s) giving rise to such suspension, to perform planned maintenance that was not performed during the period of suspension, unless otherwise expressly agreed by the parties in writing.

12.   LIMITED WARRANTIES

GE will perform Support in a workmanlike manner. Parts for which you pay a separate charge come with GE's then-prevailing standard Direct Customer Order Service Warranties for New and Exchange Parts. All other parts and items are provided AS IS. THE WARRANTIES IN THIS SECTION ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES. GE EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

13.   LIMITATIONS OF REMEDIES AND DAMAGES

For any claim that Support was not performed in a workmanlike manner in accordance with the limited warranty in Section 12, your sole and exclusive remedy is for GE to reperform that Support. For all other claims, GE's liability for actual, proven damages in connection with each Agreement, whether arising under contract, tort, or any other theory of law, will not in the aggregate exceed an amount equal to 3 times the last payment of Normal Fixed Charges that was due before the incident on which any claim is based. You will be barred from any remedy for any claim unless you give GE prompt written notice of the problem. In no event will GE be liable for any consequential, special, indirect, incidental, or punitive loss, damage, or expense, even if GE was advised of the possible occurrence; for any assistance not required under an Agreement; or for anything occurring after the end of an Agreement (except with regard to the obligations in Section 21).

NEITHER PARTY HAS ANY TORT LIABILITY TO THE OTHER ARISING FROM ANY AGREEMENT, EXCEPT TO THE EXTENT EITHER PARTY COMMITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. This limitation does not affect claims by third parties for personal injury due to either party's negligence or product liability.

14.   SUPPORT MATERIAL AND DATA ACCESS

14.1 In connection with the installation, configuration, maintenance, repair, and/or deinstallation of the Equipment, GE might deliver to the Site, along with the Equipment or separately, and store at the Site, attach to or install on the Equipment, and use, materials that have not been purchased by or licensed to you. You hereby consent to (a) this delivery, storage, attachment, installation, and use, (b) the presence of GE's locked cabinet or box on the Site for storage of this property, and (c) GE's removal of all or any part of this property at any reasonable time, all without charge to GE. The presence of this property within the Site will not give you any right or title to this property or any license or other right to access, use, or decompile this property. Any access to or use of this property (except in compliance with GE's written direction to you to determine Equipment performance on GE's behalf) and any decompilation of this property by anyone other than GE's personnel is prohibited. You agree that you will use reasonable efforts to protect this property against damage or loss and to prevent any access to or use or decompilation of this property contrary to this prohibition.

14.2 You agree to permit GE to connect to the Equipment, or to otherwise access data related to the Equipment or the Support provided, to allow GE to gather, aggregate, compile, and use Equipment and resource usage data in various ways, including quality initiatives, benchmarking, and reporting services. The data collected by GE will be used, during and after the term of any Agreement, in a manner that will maintain patient and customer level confidentiality.

15.   INDEPENDENT CONTRACTOR; SOLICITATION OF OUR EMPLOYEES

GE provides Support under each Agreement as an independent contractor. GE employees are under GE's exclusive direction and control, contractors' employees are under their exclusive direction and control, and your employees are under your exclusive direction and control.

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The provision of Support under any Agreement will not result in any partnership, joint venture, trust, or employment relationship between GE or its contractors and you.

For the duration of any Support Summary, and for 90 days after expiration of any Support Summary, you agree that you and your controlled affiliates will not directly or indirectly solicit any employees of ours or our subsidiaries who are engaged in providing services to you or your affiliates under this Agreement. In the event of a breach of this provision, you agree to pay us a sum equal to twelve (12) months pay for each solicited employee at the rate we or our subsidiary paid the person during his or her last full month of employment with us.

16.   RECORD RETENTION

If Section 1861(v) (1) (I) of the Social Security Act applies to an Agreement, subsections (i) and (ii) of that section are made a part of such Agreement. In such an event, GE agrees to retain and make available and to insert the requisite clause in each applicable subcontract requiring GE's subcontractor to retain and make available the contract(s), book(s), document(s) and record(s) to the person(s), upon the request(s), and for the period(s) of time as required by these subsections.

17.   REGULATORY COST REPORTING

You will fully and accurately account for, and report in any applicable cost reports, all Support and items received from GE under each Agreement in a way that complies with all applicable laws, including the federal Social Security Act and implementing regulations relating to Medicare, Medicaid, and other federal and state health care programs.

18.   SURVIVAL, WAIVER, SEVERABILITY, AND CHOICE OF LAW

The terms of any Agreement that by their nature are intended to survive its expiration, including without limitation Sections 3, 13, and 19 of the Master Terms and Conditions, will continue in full force and effect after the expiration of such Agreement. Any failure to enforce any provision of an Agreement is not a waiver of that provision or of either party's right to later enforce each and every provision. If any provision of an Agreement is found to be invalid, it will be enforced to the extent permitted by law, and the remainder of such Agreement will not be affected. Each Agreement will be governed by and construed in accordance with the law of the state where the Support is provided, without giving effect to that state's choice of law rules

19.   DISPUTE RESOLUTION

Any claim or controversy arising out of or relating to any Agreement must be submitted and settled as set forth in this Section 19. If any party to an Agreement alleges that any other party to such Agreement has breached any of the terms of such Agreement, then the party alleging breach will inform the other party of such breach in writing. Upon receipt of such notice, the allegedly nonperforming party will have 20 days to cure the alleged breach. If the parties do not agree that effective cure has been accomplished by the end of the 20-day period, then upon written request of any party, a senior manager from each party will meet in person and confer in good faith to resolve the dispute within 15 days of the expiration of the prior 20-day period. If, after the above procedure, the dispute remains unresolved, the dispute will be submitted to the office of the American Arbitration Association ("AAA") located closest to Nashville, Tennessee, for binding arbitration in accordance with the AAA's Commercial Arbitration Rules then in effect, as amended by the Agreement. The law applicable to the arbitration, including the administration and enforcement thereof, is the Federal Arbitration Act, 9 U.S.C. Sections 1-16, as amended from time to time. The cost of the arbitration, including the fees and expenses of the arbitrator(s), will be shared equally by the parties, with each party paying its own attorneys' fees. The arbitrator(s) will have the authority to apportion liability between the parties, but will not have the authority to award any damages not available under the Agreement. The arbitration award will be presented to the parties in writing, and upon the request of either party, will include findings of fact and conclusions of law. The award may be confirmed and enforced in any court of competent jurisdiction. Any post-award proceedings will be governed by the Federal Arbitration Act.

In addition, if, for any reason, you believe that GE is not meeting your Support needs under an Agreement, you may notify GE in writing, and GE's area service manager and a representative of yours will meet in person to develop an appropriate action plan to resolve your concerns. If the parties are unable to develop a mutually acceptable action plan or otherwise resolve the issue(s) within 20 days, the issue(s) will be submitted to a senior manager from each party for resolution. If the issue(s) remains unresolved, or if the parties are unable to develop a mutually acceptable action plan, 20 days after submittal to senior management, either party may submit the issue for arbitration in accordance with the preceding paragraph. The notice and cure periods in the preceding paragraph will not apply should the issue be submitted for arbitration under this paragraph.

20.   SUBCONTRACTS AND ASSIGNMENTS

GE may subcontract to contractor(s) of its choice any of its Support obligations to you. No such subcontract will release GE from those obligations to you. Any assignment of an Agreement will be void without the other party's prior written consent.

21.   CONFIDENTIAL INFORMATION

GE and its contractors will treat patient information as confidential and comply with any applicable laws concerning the confidentiality of patient information. GEMS and Customer acknowledge that certain portions of the Administrative Simplification section of the Health Insurance Portability and Accountability Act of 1996, as codified at 42 U.S.C. Section 1320d through d-8 ("HIPAA"), and certain regulations promulgated or to be promulgated pursuant thereto (collectively, "HIPAA Regulations") may apply to GEMS, Customer, and their relationships and operations under this Agreement. GEMS and Customer acknowledge and agree that they have entered into, or will enter into, such Business Associate Agreements and/or other similar agreements (collectively, "HIPAA Agreements") that are required to satisfy the respective obligations of both parties under the applicable provisions of HIPAA and the HIPAA Regulations. Notwithstanding any other

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provision in this Agreement to the contrary, to the extent the terms of such
HIPAA Agreements relate to GEMS' performance under this Agreement, the terms of such HIPAA Agreements shall control over the terms of this Agreement to the extent required to allow both parties to comply with the applicable provisions of HIPAA and the HIPAA Regulations. In addition, each party (the "receiving party") will treat the other party's written, proprietary business information as confidential for a period of 3 years from the date of receipt by the receiving party as long as it is marked as confidential and/or proprietary prior to its disclosure and is not otherwise available to the receiving party from a lawful source.

22.   ENTIRE AGREEMENT

The Agreement(s) between the parties are the complete and exclusive statement of the terms of the contracts between the parties. No prior proposals, statements, course of dealing, or usage of the trade will be a part of any Agreement. If any terms of the Master Terms and Conditions conflict with any Support Summary, Additional Terms and Conditions, Glossary, or Schedule, then unless otherwise explicitly provided, these Master Terms and Conditions take precedence, followed in order by the Additional Terms and Conditions, Glossary, Schedule, and Support Summary. The Agreements may be entered into and modified only by a writing signed by authorized representatives of each party. Each party has caused the Master Terms and Conditions to be executed by a duly authorized representative on the date below that party's signature. In the event LifePoint Hospital Holdings, INC. divests an owned facility, GE will extend to the new owning entity a 60 day grace period where this agreement may remain in place. A signed copy of any Agreement delivered by facsimile machine is binding and enforceable on both parties.

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                                   SECTION II
              COMPRECARE AGREEMENT ADDITIONAL TERMS AND CONDITIONS
                         BETWEEN GE MEDICAL SYSTEMS AND
                        LIFEPOINT HOSPITAL HOLDINGS, INC

                                  Contract No.

ADDITIONAL TERMS FOR ALL OFFERINGS

In some cases, a GE subsidiary may be solely responsible to provide Service Support for some Equipment (usually Biomedical Equipment) identified in a Support Summary. In these cases, (a) the name of the GE subsidiary will be prominently shown on the Support Summary, or applicable exhibits to the Support Summary, and (b) you and we agree that the identified GE subsidiary is solely responsible to provide Service Support for that Equipment under such Support Summary just as if you had entered into that Support Summary directly with the GE subsidiary.

NEW ADDITIONAL TERMS AND CONDITIONS

For the purposes of this Agreement only, the following new additional terms and conditions are added:

SERVICE DELIVERY COMPONENTS

The GE service program ("Choice Program") in this Agreement offers LifePoint Hospitals the flexibility to achieve fixed-cost savings in exchange for the assumption of certain service risks. This Choice Program allows LifePoint to select coverage levels ranging from Full Service to Preventative Maintenance ("PM") Only for diagnostic imaging ("DI") services and provides coverage level flexibility for biomedical equipment services as described further below. This program caps LifePoint's DI services cost for each contract year at a price determined as set forth below. This total, or "captivated," cost is based on the inventory of diagnostic imaging equipment installed at LifePoint facilities participating under this Agreement and is used to limit LifePoint's financial exposure to unbudgeted charges for non-contract services. The details of this capitation feature are detailed under Service Cost Capitation Computation, Service Cost Capitation Exclusions, and Service Cost Capitation Review. In all service offerings, GE will fully implement new procedures consistent with impending JCAHO process changes by 2006.

SERVICE COVERAGE ELECTIONS

Service coverage levels under the Choice Program shall be made for entire modalities across all LifePoint facilities. Service coverage elections cannot be made for individual facilities or systems. These coverage elections will be in effect for the term of this Agreement. Coverage level selections for DI systems available under the Choice Program are as follows (Systems identified as EOPL Schedule A are only eligible for PM Only coverage):

      -     Full Service including Glass and Probes coverage

      -     Full Service Only on base systems (no glass ware or probes)

      -     Preventative Maintenance (PM) Only

      - GlassPro Tube Coverage (in conjunction with the Full Service Only election)

For the initial six months of this Agreement (Oct 1, 2004 to Mar 31, 2005), all diagnostic imaging systems under the Comprehensive Program Agreement dated _October 1, 1999 between the parties ("Pre-Existing Contract") will remain at the Full Service with Glass and Probes coverage level. Beginning Apr 1, 2005, the Choice Program coverage elections set forth in Schedule A will go into effect and will apply for the term of the Agreement. The initial base cost for the Choice Program coverage levels in Schedule A for the affected equipment is $6,747,514/yr and excludes all expenses and costs for equipment that has been declared to be at end of product life.

SERVICE COST CAPITATION COMPUTATION

GE will cap LifePoint's annual service expenditure for DI services at a not-to-exceed threshold based on the current installed base. The total capitated annual DI service expenditure shall be the sum of the individual system capitated costs and will be adjusted for additions and deletions to the inventory by the corresponding system capitated cost. For "high-end" modality systems (MR, CT, Vasc & PET) where a flexible offering has been elected (i.e. GlassPro or PM Only), the capitated cost will be 104% of the Full Service with Glass and Probe fee applicable to such equipment. For all other DI modalities, the capitated amount will be 102% of the Full Service with Glass and Probe coverage fee. For DI systems under Full Service with Glass and Probes coverage, the capitated fee shall be equal to the annual service fee, without any adjustment.

                   Add examples of system capitation costs here

SERVICE COST CAPITATION EXCLUSIONS

LifePoint's service expenditures for systems that have been declared as end of product or end of service life (either status, "EOL"), either by GE or the system manufacturer, are not eligible for and not included in the annual service capitated price. Probe purchases for Non-GE Ultrasound systems that are not purchased through GE are excluded from the annual capitated service price. Additionally, requests for

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remedial maintenance for non-EOL systems outside of the normal coverage hours
(i.e. overtime) are not included in the annual capitated price.

SERVICE COST CAPITATION REVIEW

GE and LifePoint will review each quarter the annual service expenditure capitated pricing. As part of the review, GE will review inventory changes to determine the accuracy of the capitated price and will also summarize the non-contract charges that have been applied toward the annual capitated amount.

BIOMEDICAL SERVICES

The biomedical services program will allow for specific coverage level flexibility as outlined below.

Coverage Levels:

      -     Full Service with Parts (FSWP)

      -     Full Service No Parts (FSNP)

      -     Planned Maintenance with Planned Parts (PMWP)

      -     Planned Maintenance No Parts (PMNP)

      -     Electrical Safety No Parts (includes inventory tracking) (ESNP)

Coverage Level Matrix (see below):

Section 1:        Purchased, equipment still in warranty

                  Purchased, equipment out of warranty

Section 2: Equipment is leased, rented, borrowed, a demo, or loaned without third-party Service

                  Equipment is leased, rented, borrowed, a demo, or loaned with third-party Service

                                    PURCHASED
--------------------------------------------------------------------------------
WARRANTY STATUS
OEM/VENDOR CVG                     IN WARRANTY                 OUT OF WARRANTY
------------------     ------------------------------------    ---------------
PMs Covered            Yes      No      No      No      No            N/A
PM Parts Covered       Yes     Yes      No      No      No            N/A
Labor Covered          Yes     Yes     Yes      No      No            N/A
Parts Covered          Yes     Yes     Yes     Yes      No            N/A
GE cvg (All Risks)     ESNP    PMNP    PMWP    FSNP    FSWP          FSWP

                      LEASE, RENTED, BORROWED, DEMO, LOANED
--------------------------------------------------------------------------------
OEM/VENDOR CVG
PMs Covered            Yes      No      No      No      No
PM Parts Covered       Yes     Yes      No      No      No
                                                                No Documentation
Labor Covered          Yes     Yes     Yes      No      No
Parts Covered          Yes     Yes     Yes     Yes      No
GE cvg (All Risks)     ESNP    PMNP    PMWP    FSNP    FSWP           FSWP

GE is currently developing new pricing for biomedical equipment service to allow greater consistency in pricing from facility to facility and device to device. The new pricing will be based on a make/model approach and includes new procedures for adding and dropping equipment from Service coverage designed to enhance inventory and billing accuracy. The transition to make/model pricing will be based on the December 2004 invoice and will result in a net zero financial impact from the previous pricing model. The biomedical service pricing offered LifePoint as part of the biomedical service program in this Agreement will move to the new make/model pricing when made available (expected transition completion by March 2005) by GE. The related add/drop procedures are described in the Clinical Asset Entry/Exit section of this Agreement and are effective immediately.

GE AND NON-GE DIAGNOSTIC IMAGING HOURLY BILLED SERVICES RATES

For the purpose of this Agreement only, the hourly billed service ("HBS"), also known as time and materials, billing rates listed below will apply for all diagnostic imaging services performed by GE that are not included in the elected level of Service Support ("non-contract services") for such Equipment.

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
                                            DIAGNOSTIC IMAGING LABOR RATES
---------------------------------------------------------------------------------------------------------------------
                                 LIFEPOINT WEEKDAY RATES (NORMAL CVG            LIFEPOINT          LIFEPOINT SUNDAY &
                                                HRS)                        OT/SATURDAY RATES        HOLIDAY RATES
                                 ------------------------------------       -----------------      ------------------
   PRODUCT TYPE      MODALITY    TRAVEL TIME        GE           MV          GE         MV           GE          MV
-----------------    --------    -----------       ---           ---        ---         ---         ---         ---
     IIS & AW                                      265                      265                     395
    ULTRASOUND                                     220           220        220         220         330         330
        CT                                         325           325        325         325         490         490
BONE DENSITOMETRY                                  195                      195                     325
       PET                                         325                      325                     490
        MR                                         325           325        325         325         490         490
     NUCLEAR                                       265           265        265         265         395         395
      OTHER                                                      185                    185                     275
       XRAY             XR            92           185           185        185         185         275         275
                        XV                         265           250        265         250         395         375

DIAGNOSTIC IMAGING SERVICE SUPPORT COVERAGE HOURS (MR, CT, PET, ANGIO, CATH)

         8AM to 9PM

         8AM to 5PM (During Warranty Period)

         Monday through Friday (Excluding GE Holidays)

SERVICE SUPPORT COVERAGE HOURS FOR ALL OTHER DIAGNOSTIC IMAGING EQUIPMENT IS AS
FOLLOWS:

         8AM to 5PM

         Monday through Friday (Excluding GE Holidays)

BIOMEDICAL SERVICES T&M LABOR RATES

For the purpose of this Agreement only, the below-listed HBS rates will be used for all non-contract services for biomedical equipment.

                                                   LIFEPOINT
                             BIOMEDICAL HOURLY BILLED SERVICE RATES BY PRODUCT LINE
---------------------------------------------------------------------------------------------------------------------
I. LifePoint Charge for                                 Laboratory Analyzers                        Laser (Hourly )
 Contracts or Warranty       Biomedical                      Monitoring           Biomedical        (Used when less
        Period                General     Anesthesia    Respiratory Therapy     Laser Per Call    than per call rate)
-----------------------      ----------   ----------    --------------------    --------------    -------------------
During Normal Work Week      $      118   $      151        $        157           $    806           $       186
and Saturday
Sundays and Holidays         $      207   $      267        $        306           $  1,419           $       373

BIOMEDICAL SERVICE SUPPORT COVERAGE HOURS

Service support coverage hours for biomedical equipment is as follows:

         8AM to 5PM

         Monday through Friday (Excluding GE Holidays)

GE PROPRIETARY INFORMATION
REVISED 10/2004

SERVICE SUPPORT

INVENTORY VERIFICATION

Within 90 days of assuming service responsibility for facilities that are not receiving Service from GE under the Pre-Existing Contract and for all facilities that are added to this Agreement, we will complete a physical inventory of the Equipment to ensure the accuracy of the equipment schedule. Equipment that we are unable to locate during the inventory will be removed from the initial equipment Schedule. Equipment belonging to the categories of covered Equipment will be added to the initial equipment Schedule. In each case, an appropriate adjustment to Normal Fixed Charges will be made. Following completion of the inventory, we will provide you a copy of the revised equipment Schedule, and upon signed acceptance by you the revised equipment Schedule will replace the initial Schedule to become part of the Agreement. Initial billing of periodic charges will reflect the periodic amount set out in the Support Summary. Upon completion of the inventory and the appropriate adjustments to Total Normal Fixed Charges, if any, we will perform a reconciliation of prior invoices. We reserve the right to perform one additional audit each year to confirm then-existing inventory.

EQUIPMENT INSPECTION

Equipment to be covered under this Agreement must be in safe, normal operating condition and substantially in compliance with OEM ("Original Equipment Manufacturer") specifications ("Operating Condition"). We will inspect each item of Equipment within 90 days of assuming service responsibility. If our inspection reveals an item of Equipment that is inoperative or otherwise in need of repair, we will notify you within the next 90 days, and you will be responsible for bringing that item of Equipment into Operating Condition. In addition, for each item of Equipment, if our first significant service call for such item of Equipment, including PM call, reveals that the item of Equipment is in need of a repair that we could not reasonably have discovered during the 90-day inspection period, you will be responsible for bringing that item of Equipment into Operating Condition. If you request, we will make necessary repairs in accordance with our standard contract-customer rates and policies then in effect for such service. We will be responsible for all other necessary repairs, subject to the terms and condition of this Agreement, including the service coverage level you have selected. Except for equipment receiving service under a GE Healthcare service contract immediately prior to the date the equipment is added to this Agreement, if any Equipment is added to this Agreement for any reason, including failure to identify the Equipment initially on the Exhibit to Support Summary or because the Equipment was previously in storage, not in use, or otherwise not available for inspection during the 90-day inspection period, you are responsible for repairs necessary to bring that item of Equipment into Operating Condition.

You agree to provide us with evidence of a satisfactory power and grounding audit for all Equipment, including any report. If you are unable to provide us with the proper evidence, we will perform a power and grounding audit for you at additional charge.

Service Support will consist of the following, except to the extent specifically described in the "Exclusions" and "Your Responsibilities" sections of the Master Terms and Conditions and any specific exclusions or responsibilities specified in a Support Summary.

PLANNED MAINTENANCE SERVICE

We or our Service Suppliers(s) will provide, during the coverage hours of a Support Summary, the following planned maintenance service for the Equipment covered by the Support Summary, if applicable:

An electrical and hydraulic system inspection, CPU and Software functionality test, magnetic tape and disc drive alignment, patient light and laser alignment, leakage current test and adjustment, power supply adjustment, mechanical interlock and assembly check, Equipment lubrication and filter replacement if applicable.

We or our Service Supplier(s) will provide for service call dispatch, and will assist you in your capital asset management and JCAHO compliance, for all Equipment listed in a Support Summary.

REMEDIAL MAINTENANCE SERVICE

We or our Service Supplier(s) will provide, during the coverage hours of a Support Summary, the following remedial maintenance service for the Equipment covered by the Support Summary:

Remedial maintenance is unscheduled repair service as required for Equipment covered under a Support Summary. Replacement parts as required (including x-ray tubes if elected by you) are provided on a new, exchange (refurbished), or functionally equivalent used part basis with installation labor included. Replaced parts become our property and will be promptly removed by us from the Site.

BIOMEDICAL SERVICE

Biomedical equipment covered under this proposal is limited to the devices utilized for the diagnosis and treatment of a diseased state. Covered categories of equipment generally covered include:

         Anesthesia
         Cameras (clinical)
         Cardiac Support

GE PROPRIETARY INFORMATION
REVISED 10/2004

        Cataract Extraction Units
        Computers (clinical)
        Dialysis
        ECG/EEG/EKG
        General Biomedical
        Laboratory/Clinical Analyzers
        Laboratory/General
        Lasers
        Lights and Tables
        Operating Microscopes
        Physical Therapy
        Physiological Monitoring
        Respiratory Therapy/Cardio-Pulmonary
        Sterilizers
        Test Equipment
        Ventilators
        Washers

Categories of biomedical equipment not covered under this Agreement include:

        Bed/Stretchers/Wheelchairs
        Diagnostic Imaging Equipment
        Equipment at end of product life as determined by the OEM
        Equipment not generally considered to be Biomedical in nature or purpose Expendable components of equipment
        Flexible & Rigid Scopes
        Laser Imagers
        Nuclear Medicine Equipment
        Patient Televisions
        PET Scanners
        Radiation Therapy Equipment

During inventory inspection, GE may identify other items not covered for service.

PERIODIC PERFORMANCE REVIEW

We will provide you reports of the current operational and technical performance of the Equipment on a mutually agreed upon schedule. We will also conduct with your approved representative an Equipment review of operational and technical performance on a mutually agreed upon schedule.

AGENCY AUTHORIZATION

By signing the attached Support Summary (ies) and/or Master Terms and Conditions, you designate GE as your duly authorized agent to act on your behalf to conduct the following business matters: (i) negotiate and enter into service agreements for the Equipment; (ii) obtain service support, parts, parts pricing, technical information (including manuals, software, etc.), service histories, and time and material cost for the Equipment; and/or (iii) obtain or develop and negotiate and enter into training agreements for the Equipment.

DIAGNOSTIC IMAGING EQUIPMENT ADDITIONS AND REMOVALS

Any Equipment added to your inventory during the Term of this Agreement of the type identified under "Service Options" on the Support Summary hereto will be added to the appropriate Schedule. The effective date of such addition shall be no later than thirty (30) days after the addition of such equipment to your inventory or the expiration of any applicable warranty. The Normal Fixed Charge for the added Equipment will be based on the then-current list price for the specified level of Service Support.

Upon receipt of any equipment of the type identified under "Service Options" on the Support Summary, you shall provide GE with all available warranty documentation for such equipment, including warranty duration, OEM maintenance requirements, and the name of the party responsible for such maintenance obligations during the warranty period.

You may remove an item of Equipment from a Schedule upon at least 30 days' prior written notice in the event you permanently remove such Equipment from service at your facility. The Total Normal Fixed Charge applicable to such Equipment will be discontinued on the date the Equipment is removed from service or 30 days after the date of written notice, whichever is later. For diagnostic imaging equipment only, you may initiate such deletion by calling 1-866-GEBILLS. The maximum invoice credit for diagnostic imaging Equipment that has been removed from service shall be 30 days.

GE PROPRIETARY INFORMATION
REVISED 10/2004

GE may remove an item of Equipment from a Schedule upon written notice to you that in GE's reasonable opinion, the Equipment can no longer be effectively or safely maintained or repaired. In addition, if during any 12-month period our cost to provide Service Support for any item of Equipment exceeds 150% of the amount you pay GE for such Service Support, we may, at our option, remove such item of Equipment from coverage or, reprice Service Support for such item of Equipment, under this Agreement upon 60 days' written notice to you. Equipment removals will be addressed by an addendum to the appropriate Support Summary and Schedule. The Normal Fixed Charge applicable to such Equipment will be discontinued on the effective date of removal.

CLINICAL EQUIPMENT ASSET ENTRY/EXIT

Additions and removals of Clinical Equipment will be reflected in monthly amendments to the Transaction Schedule. All such additions and removals will be reflected in the subsequent monthly billing. The following procedures will apply to the addition and removal of biomedical equipment from coverage under this
Agreement:

CLINICAL EQUIPMENT ADDITIONS: For biomedical equipment that GE discovers onsite and in use that was not at the time of discovery identified as included in service coverage under this Agreement, GE will:

      - Add any equipment under warranty to GEHC's inventory tracking system with appropriate coverage to begin upon warranty expiration date, and

      - Add all equipment not under warranty to GEHC's inventory tracking system effective as of the earlier of (i) the date such equipment was placed in service according to reliable records or (ii) the date the equipment was found in use or (iii) the date the facility CFO signs the Inventory Billing Modification in the event a physical inventory was performed.

CLINICAL EQUIPMENT REMOVALS. For situations in which GEHC is unable to locate onsite a piece of biomedical equipment included in GEHC's inventory records and Buyer is unable to provide reliable written evidence of the actual equipment removal date, GEHC will:

      - Remove the affected items of equipment from GEMS' inventory tracking system effective as of the later of (i) the date such equipment was removed from service according to reliable records or (ii) the date the Buyer informed GE the equipment had been removed or (iii) the date the facility CFO signs the Inventory Billing Modification in the event a physical inventory was performed.

END OF SERVICE LIFE ANNOUNCEMENT

In the event GE or the applicable OEM makes a general commercial announcement that it will no longer offer Support agreements for an item of Equipment or Covered Component or provide a particular Support agreement feature or option as a result of factors beyond its reasonable control, then upon no less than 12 months' prior written notice to you, GE may, at its option, remove any such item(s) of Equipment, Covered Component(s), feature(s), or option(s) from all Agreements, with an appropriate adjustment of charges, without otherwise affecting such Agreements. In some cases, such Equipment may be eligible for PM Only coverage as described in Part II of this Agreement. For systems identified as EOSL and not eligible for contractual coverage, LifePoint Hospitals retains the option of seeking service arrangements with other service providers

EXISTING SERVICE ARRANGEMENTS

If you have continuing service arrangements with other vendors for service on any item of Equipment identified in a Schedule, or if any Equipment is covered by a warranty from another vendor, the terms and conditions of those arrangements or warranties are not altered in any way by this Agreement and GE is not assuming any obligations under those arrangements or warranties. The terms and conditions of this Agreement do not apply to Equipment covered by such arrangements or warranties until the expiration or legally permissible and proper termination of such arrangements or warranties. Inasmuch as you have chosen GE as your comprehensive service provider as provided herein, and have asked GE to include such Equipment on the Schedule, you agree to evaluate and pursue all reasonable avenues for expeditious, legally permissible and proper termination of any such service arrangements and to take no steps to cause the premature termination of any such warranties.

WARRANTY SUBCONTRACT

Upon the expiration of a Support Summary, we will assign to you the unexpired portion of any product or service warranty we have received from an Equipment manufacturer or Service Supplier regarding Equipment covered by our Service Support under a Support Summary, to the extent the warranty is assignable.

YOUR ADDITIONAL RESPONSIBILITIES

In addition to "Your Responsibilities" listed in Section 4 of the Master Terms and Conditions, you agree to do the following during the term of each Agreement:

GE PROPRIETARY INFORMATION
REVISED 10/2004

Subject to the terms of any licenses or other agreements, provide us all operating and maintenance manuals and related materials pertaining to each item of Equipment in your possession. We will acquire any additional necessary operating and maintenance materials that are available at your expense. All such operating and maintenance materials will remain or become your property.

Assume full responsibility for ensuring that all personnel other than GE's or GE's service supplier's personnel who are permitted to operate the Equipment are adequately trained in the proper operation of the Equipment.

Make normal operator adjustments to the Equipment as specified in the Equipment operation manuals.

Provide our on-site personnel suitable parking facilities at no charge, and provide a suitable delivery dock and storage capability at the Site for GE's use.

Where GE's on-site personnel are needed, provide GE at no charge a secure working area, telephone with outside access, broadband Internet access (where available), utilities and furnishings such that GE's personnel may safely and efficiently service the Equipment. All such facilities, utilities and furnishings will remain your property.

ADDITIONAL EXCLUSIONS

In addition to the "Exclusions" Section 5 of the Master Terms and Conditions, no Agreement covers the following:

Replacement of MR surface coils, other than the body coil, on non-GE systems.

Service required under a manufacturer's warranty or with respect to Equipment upgrades, installations, certification surveys or Equipment relocation.

DEFAULT

In addition to the "Default" Section 11 of the Master Terms and Conditions, the following shall apply:

You may terminate an item of Equipment from this Agreement in the event we fail to remedy a material breach of our obligations under this Agreement for such Equipment, which failure will continue for 60 days after our receipt of written notice from you of such a breach. However, if curing the material breach within 60 days is not possible under the circumstances using commercially reasonable efforts, there will be an addition of time not to exceed 30 days in which we may remedy the situation. Upon termination of the item of Equipment, neither party will have any further obligations under this Agreement for such service except for (i) payment obligations arising prior to the date of termination and (ii) obligations, promises or covenants contained in this Agreement which by their terms must extend beyond the termination date. Termination of an item of Equipment under this paragraph will not be deemed a material breach of this Agreement.

PLANNED MAINTENANCE  COMPLIANCE COMMITMENT

We will provide planned maintenance on each item of covered DI and Biomedical Equipment at recommended intervals and at mutually agreeable times during Coverage Hours, as set forth on the Schedule. Planned maintenance will be performed pursuant to OEM's applicable specifications for such item of Equipment. Such specifications may change during the Term of the Agreement.

The foregoing Planned Maintenance Compliance includes the following components:

      - PMs will be provided for all DI And Biomedical Equipment under this Agreement

      -     PMs will be performed in compliance with applicable JCAHO standards

      - The PM Commitment includes PMs for "Cannot Locates" and "Not Availables"* (see below)

      -     95%+ PM Compliance

      -     PM Compliance will be measured per participating facility

      - Penalties for any failure to meet the PM Commitment will be paid twice per year

GE will provide LifePoint with a quarterly "Dashboard" report showing the Equipment for which PMs have been completed according to their applicable OEM-recommended cycle as a percentage of the number of PM devices under this Agreement. Should GE fail to meet its commitment as set forth in this section, GE will credit to the facility a percentage of the facility's Annual Fixed Charge for the applicable 12-month measurement period, such penalty to be calculated and paid on a semi-annual basis.

PM COMPLIANCE            PENALTY (Semi-Annual)
-------------            --------------------
  90% - 95%                      1.0%*
       <90%                      2.5%

GE PROPRIETARY INFORMATION
REVISED 10/2004

*To be eligible for the PM Commitment and the above penalty, a facility must maintain the level of DI and/or biomedical equipment that cannot be located or is unavailable for service at less than 1% of the facilities total DI and biomedical equipment inventory.

Exclusion:

      - Planned Maintenance scheduled for DI & Biomedical equipment that is not in operating condition or is in unsuitable condition for maintenance due to non-service related issues will be excluded (i.e. not counted as either completed or not completed) in this calculation.

UPTIME PERFORMANCE

SERVICE DELIVERY INDEX

For all DI systems under a Full Service coverage option, GE will furnish the facility a quarterly report, the Facility Dashboard Report, showing the average uptime ("Service Delivery Index" or "SDI") of all covered DI Equipment within the participating facility over a rolling 12 month period. Backup details by individual system will be made available for review upon request. The Service Delivery Index is calculated by dividing the time in hours the item of DI Equipment achieved uptime by the total number of available coverage hours (based on a 24 hour day, 7 days a week, 365 days a year, less hours in PMs). The DI service guarantees and penalties are detailed in the charts below. Based on the chart below, GE will credit back to the facility a percentage of the Annual Fixed Charge for the applicable 12-month measurement period, calculated and paid on a semi-annual basis.

GE DIAGNOSTIC IMAGING EQUIPMENT

For GE DI Equipment, if the Service
Delivery Index is:
                                           90% - 94.99%     85% - 89.99%       Less than 85%
GE will pay the following
semi-annual percentage of the
Annual Fixed Charge applicable to
that piece of GE DI Equipment:                     2.5%             5.0%                7.5%

NON-GE DIAGNOSTIC IMAGING EQUIPMENT

For Non-GE DI Equipment, if the Service
Delivery Index is:
                                           90% - 94.99%     85% - 89.99%       Less than 85%
GE will pay the following
semi-annual percentage of the Annual
Fixed Charge applicable to that
piece of non-GE DI Equipment:                      2.5%             7.5%                 10%

Exclusions:

      - Peripheral equipment such as remote console, magnetic tape drive, hard copy devices, multi-format and laser cameras

      -     Planned maintenance time

      - Diagnostic Imaging Equipment that cannot be located, is unavailable or in unsuitable condition for service, or is not in operating condition due to non-service related issues will be deemed to have achieved Uptime.

      - Should the facility give GE notice of the need for service and GE is ready to service the equipment, but the facility defers or delays service or visit, then the extent of this deferral or delay shall be considered Uptime.

      - The time necessary for repair and adjustments required for other than normal equipment failure will be counted as Uptime, including damage through misuse, operator error, inadequate environmental and air conditioning protection or failure, power failure and Acts of God.

      - DI Equipment that is added (or is returned) to Full Service Coverage for the first 90 days after such addition (or return).

      -     Systems identified as EOL or non-conforming, i.e. [INSERT
            DEFINITION].

ADDITIONAL CHARGES FOR CT OFFERINGS

ANNUAL CT SLICE USAGE ADJUSTMENT

GE PROPRIETARY INFORMATION
REVISED 10/2004

Within 90 days after the end of each one-year anniversary date of this Agreement, GE will review your CT slice usage during the prior 12-month period, and will adjust, as appropriate, your coverage level effective the first day of the next contract year. Corresponding adjustments will be made to your Total Normal Fixed Charges and Periodic Charges, effective on such date, to reflect your new coverage level.

USAGE ADJUSTMENT

Once in any calendar year, you may increase or decrease the Estimated Usage set forth in the Schedule by providing written notice to GE of any adjustment you wish to make. Upon receipt of your notice, GE will provide you with its prevailing rate then in effect for the new estimated usage you have specified and will request your confirmation to proceed with the adjustment. A confirmed estimated usage adjustment will go into effect for the next payment period invoiced by GE after confirmation.

ADDITIONAL CHARGES FOR MR OFFERINGS

MR SUPER CONDUCTING MAGNET MAINTENANCE AND CRYOGEN SUPPORT FOR LHE/LN AND SHIELD COOLER CONFIGURED MAGNETS

If elected GE will:

      1. Monitor the level of cryogens within the magnet's cryostat, based on your cryostat meter readings.

      2. Perform cryostat vacuum repumping at intervals OEM deems appropriate.

      3. Adjust, repair, or replace, at GE's option, Covered Components and refill the cryostat with cryogens as necessary.

      4. Perform magnetic field homogeneity adjustments to the extent required by a magnet ramping and/or Covered Component adjustment, repair, or replacement.

      5. Schedule the delivery of and deliver cryogens in non-magnetic dewar containers to the Site (unless you exclude Cryogen Support).

      6. Transfer cryogens from non-magnetic dewar containers to the Equipment's cryostat. GE will typically perform this cryogen transfill service between the hours of 9 PM and 6 AM. GE is not liable for any loss of cryogens during transfer to the cryostat, and GE makes no representation regarding transfer efficiency.

If elected you will:

1. Provide all transfer fill lines and cryogens in non-magnetic dewar containers in the quantities, quality, and in accordance with the delivery schedule OEM specifies; inform GE in writing of your Designated Cryogen Representative for the delivery of cryogens to the Site; and authorize your Designated Cryogen Representative to act with your full authority to provide GE accurate cryostat meter readings and receive notifications from GE relative to cryogen quantity and delivery schedules.

2.    Provide an appropriate delivery dock and storage facility.

3. Ensure that any cryo-cooler system of the Equipment (including those in vans or trailers in transit) is in operation at all times and that GE is immediately notified if it is not.

4. Ensure that the water chiller system used in conjunction with the cryo-cooler system of the Equipment (including those in vans or trailers in transit) is in operation at all times and suitably maintained.

CRYOGEN COST INCREASES:

In the event that GE's cost for cryogens increases by more than 15 percent, as measured against GE's cost as of the date of this Agreement or the cost to GE on the date of the most recent adjustment, if any, under this paragraph, GE may increase your Normal Fixed Charges under this Agreement in an amount equal to such cost increase upon no less than 60 days' prior written notice to you.

MR SUPER CONDUCTING MAGNET MAINTENANCE AND CRYOGEN SUPPORT FOR CONDENSER CONFIGURED MAGNETS (K4 TECHNOLOGY)

If elected GE will:

1. Monitor the level of cryogens within the magnet's cryostat, based on your cryostat meter readings.

2.    Perform cryostat vacuum repumping at intervals OEM deems appropriate.

3. Adjust, repair, or replace, at GE's option, Covered Components and refill the cryostat with cryogens as necessary.

4. Perform magnetic field homogeneity adjustments to the extent required by a magnet ramping and/or Covered Component adjustment, repair, or replacement.

5. Schedule the delivery of and deliver cryogens in non-magnetic dewar containers to the Site.

6. Transfer cryogens from the non-magnetic dewar containers to the Equipment's cryostat, not to exceed one 1000-liter (four dewars) refill in a 3-year period, or 250 liters (one dewar) per year for Agreement terms less than 3 years. GE will typically perform this cryogen transfill service between the hours of 9 PM and 6 AM. GE is not liable for any loss of cryogens during transfer to the cryostat, and GE makes no representation regarding transfer efficiency.

If elected you will:

1. Ensure that any cyro-cooler system of the Equipment (including those in vans or trailers in transit) is in operation at all times and that GE is immediately notified if it is not.

GE PROPRIETARY INFORMATION
REVISED 10/2004

2. Ensure that the water chiller system used in conjunction with the cryo-cooler system of the Equipment (including those in vans or trailers in transit) is in operation at all times and suitably maintained.

3.   Provide an appropriate delivery dock and storage facility.

CRYOGEN COST INCREASES:

In the event that GE's cost for cryogens increases by more than 15 percent, as measured against GE's cost as of the date of this Agreement or the cost to GE on the date of the most recent adjustment, if any, under this paragraph, GE may increase your Normal Fixed Charges under this Agreement in an amount equal to such cost increase upon no less than 60 days' prior written notice to you.

MR SYSTEMS WITH PERMANENT MAGNETS

If magnet maintenance is elected, GE will:

Perform magnetic field homogeneity adjustments to the extent required by a Covered Component adjustment, repair, or replacement.

TIP-TV SATELLITE TRAINING NETWORK SUBSCRIPTION

YOUR RIGHT TO USE THE BROADCASTS

You are granted during the term of this subscription a limited, non-exclusive, non-transferable license to do the following:

Use GE's Satellite Dish and IRD's to receive and decode GE's Broadcasts.

Receive your selected Broadcasts and, when applicable, obtain one set of printed supplementary material for the sole use and educational use of your Health Care Employees. Certain supplementary materials on the Broadcast may be made available to non-employees with GE's prior written consent.

Make one videotape copy of each Broadcast solely for the educational use of your Health Care Employees and retain it for the life of the copy. You may not copy, edit, alter, sell, rent, or part with possession of your videotape copy of the Broadcasts.

Internally display Broadcasts through a transmission system (preferably through a central television distribution system) located within your Site. The Broadcasts may neither be transmitted to nor shown at other geographic locations outside of your Site, nor shown in any public or patient areas of your Site or to anyone other than your Health Care employees. Non-employees may view certain Broadcasts with GE's prior written consent.

The Broadcasts are protected by the copyright laws of the United States and by applicable international treaties. No right under copyright is transferred to you by virtue of this subscription, except as specifically provided in this subscription.

The rights granted to you under this subscription will not affect the exclusive ownership by GE and/or GE's vendors of any trademarks, copyrights, patents, or common law property rights pertaining to the Satellite System, including the Dish and IRD, or the Broadcasts.

GE makes no representation or warranty with respect to and has no liability to you or your employees regarding the accuracy or completeness of any information contained in any Broadcast. GE will use reasonable efforts to make an appropriate correction if GE determines there is an inaccuracy in any Broadcast. GE does not promote or otherwise recommend any procedure suggested in any Broadcast unless it is also described in a GE User Manual. Accordingly, your use of such a procedure shall be at your sole risk. Posted schedules, program formats, and content are subject to change at GE's discretion without prior notice. GE and its representatives have no liability for any claim of infringement of patents or other intellectual property rights caused by your use of a procedure not described in a GE User Manual.

YOUR TIP-TV SUBSCRIPTION RESPONSIBILITIES:

You agree, during the term of this subscription to:

- Assist GE or its agents to determine the compatibility of your existing Satellite System or necessary, the requirements of a new Satellite System to receive GE Broadcasts through use of GE's satellite system;

- Assist GE or its agents in obtaining all federal, state and local variances , permits and authorizations to install and use the Satellite System necessary to receive GE's Broadcasts at the Site;

- Obtain and maintain all facilities necessary to receive GE's Broadcasts at the Site through the use of GE's Satellite System, including viewing room, television or monitor, telephone, and VCR (if desired) needed for Health Care Employees to participate in Broadcasts.;

GE PROPRIETARY INFORMATION
REVISED 10/2004

- Designate one or more employee/s to act as a Diagnostic Imaging Broadcast Coordinator, an Education Coordinator, Audio-Visual Coordinator and Patient Education Coordinator (if applicable) for each Site receiving Broadcasts;

- Maintain GE's Satellite System in operational condition and replace any inoperable Satellite System that fails for reasons other than a design or manufacturing defect or normal wear and tear.

- Return GE's Satellite System to GE in operational condition and pay for deinstallation and freight expenses, all within 30 days after the effective dat of expiration of this subscription. If GE's Satellite system are not returned within 30 days, GE will bill you and you agree to pay a charge of $100 for each day of delay beyond the 30-day period

GE'S TIP SUBSCRIPTION  RESPONSIBILITIES

GE WILL PROVIDE TO YOU DURING THE TERM OF THIS SUBSCRIPTION:

Unless otherwise agreed, use of GE's Satellite System, toll-free help desk support during normal business hours, and detailed specifications and instructions for your installation of GE's Satellite System.

- Standard Installation of GE's Satellite System, at your request (you will be responsible for costs and any expenses due to special circumstances including without limitation government permitting and licensing requirements).

- Toll-free help desk support for GE's Satellite System during your subscription.

- A replacement for any Satellite System owned by GE that fails to properly operate solely because of a design or manufacturing defect or normal wear and tear.atellite dishSatellite System during your subscription.

TIP-TV TITLE AND RISK OF LOSS

GE will keep title to the Satellite System, Broadcasts, and any copies of Broadcasts. You will preserve GE's title in these items free and clear of all claims, encumbrances, and liens and will not transfer custody of them to a third party without our GE's prior written consent. You may not alter any part of the Satellite system or allow others outside the Site access to the Satellite System. You are responsible for risk of loss or damage to the Satellite System from the time GE delivers them to you until the time you return them, at your expense, to GE at the end of the subscription.

You agree that GE has no liability with respect to GE's Satellite System licensed to you except to replace it at GE's expense, in the event it fails to operate solely because of a design or manufacturing defect or normal wear and tear.

TIP-TV TAXES

You will not be obligated to pay any federal, state or local tax imposed upon or measured by our net income. Any other applicable tax will be invoiced to and payable by you, along with the Subscription Fee, unless we receive a tax exemption certificate from you, which is acceptable to the taxing authorities.

EXCUSABLE DELAYS RELATING TO TIP-TV

We are not liable for delays in performance due to a cause beyond our reasonable control. These causes include, without limitation, any delay of sources to supply materials and equipment, government priorities, and labor or transportation problems. If such a delay occurs, we may extend our performance time by a period of time equal to the delay.

TIP-TV DISCLAIMER OF PRODUCT WARRANTIES

You agree that we will have no liability to you or your employees with respect to our Satellite Dish or IRD licensed to you except to replace it at our expense, after you return it to us, if it should fail to operate solely because of a design or manufacturing defect or normal wear and tear.

Otherwise, our Satellite Dish, IRD and Broadcasts are provided AS IS. NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, APPLIES TO ANY THING PROVIDED BY US WITH RESPECT TO THIS SUBSCRIPTION.

THE PATIENT CHANNEL SUBSCRIPTION

The Patient Channel is a broadcast offering of GE TiP-TV, providing 24 hour per day, 7 day per week transmission of medical programming intended for a patient audience. Eligibility is restricted to US hospitals with patient beds. By acceptance of a The Patient Channel subscription, you confirm that you will make the programming available throughout your Site to all television-equipped patient rooms as a standard channel selection, 24 hours per day, 7 days per week. You will appoint a representative to facilitate the installation of the equipment necessary to receive and distribute The Patient Channel programming at your Site on a channel accessible by patients and separate from the

GE PROPRIETARY INFORMATION
REVISED 10/2004
channel(s) you use for GE TiP-TV broadcasts for healthcare professionals. Equipment used to upgrade the current installed satellite equipment will be provided and installed at no additional charge to you by GE Medical Systems and/or its contractors.

Periodically, the facility will provide opportunities for GE Medical Systems to collect viewership data.

GE believes the information contained in The Patient Channel broadcasts is accurate and current. However, it is intended for general informational purposes only, is not a substitute for professional medical advice, diagnosis or treatment, and should not be relied upon, used or characterized as information to aid in any persons' individual healthcare diagnosis, practices or decisions. GE shall have no liability for any persons' use of the information contained in The Patient Channel broadcasts. GE is not liable for the accuracy of content provided by third parties.

ICENTER(TM) SUBSCRIPTION

THE ICENTER PORTAL

The iCenter portal facilitates access to 3 types of decision support information related to diagnostic imaging equipment: equipment management, imaging performance, and continuing education. If indicated on Schedule A, you will receive the following:

- Equipment Manager Information: Information focused on your diagnostic imaging Equipment's availability, maintenance history, and contract and billing details.

- Imaging Performance Information: Information designed to facilitate productivity enhancements, such as how and when the Equipment is being used, who is using it, and how its use compares to the use of similar equipment at your Site and other facilities.

- Education Manager Information: Information focused on enhancing your professional development and knowledge, including on-line continuing education and, if specified, the Show Me Video library.

The 3 types of decision support information are collectively referred to as the "Information."

ICENTER SUBSCRIPTION

GE will provide you a subscription allowing you to access Information for the Equipment through the iCenter web site specified by GE. You may purchase subscriptions for additional GE diagnostic imaging systems at any time, but may not substitute a new system for an existing piece of Equipment except on the annual anniversary of your subscription.

During the term of your subscription, you are granted a limited, non-exclusive, non-transferable right to search, retrieve, display, download, print and use the Information solely at the Site for internal business use only. Access to the Information will be controlled by user ID and password or other security process defined by GE. You will manage password assignment and confidentiality.

Except as expressly permitted above, you will not (i) de-compile or reverse engineer any of the associated software and other content and materials related to the Information ("Related Materials"); (ii) sell, sub-license, distribute, or commercially exploit the Information or the Related Materials; (iii) make the Information or any of the Related Materials available to any third party through any means or media; or (iv) modify, publish, transmit, participate in the license, transfer, or sale of, reproduce, create derivative works from, distribute, perform, display, or in any way exploit the Information or any of the Related Materials, in whole or in part, without the prior written consent of GE.

GE reserves the right to upgrade, modify, replace or delete portions of the Information, web site, and Related Materials at any time during the Term.

ICENTER OWNERSHIP AND USE OF INTELLECTUAL PROPERTY RIGHTS

The Information and Related Materials are the property of GE and are protected by copyright and other intellectual property laws of the United States and by applicable international treaties. All rights with regard to the Information are reserved to GE. No rights are transferred to you by virtue of this subscription except as specifically provided in this subscription. You agree to abide by all copyright notices, information, or restrictions.

ICENTER THIRD PARTY CONTENTS AND LINKS

GE may provide through this subscription third party content or links to third party content. GE is not responsible for this content and may remove such content at any time during the Term. The terms and conditions for use of such content, including privacy policies applicable to such content, are determined solely by the third party, and not by GE.

YOUR ADDITIONAL ICENTER RESPONSIBILITIES
YOU WILL:

Provide all assistance reasonably requested by GE or its agents to assist in gathering data from your Equipment or other equipment or systems, and use commercially reasonable efforts to provide accurate and complete data where any data is provided by you.

GE PROPRIETARY INFORMATION
REVISED 10/2004

Provide and maintain a dedicated telephone line or other connection to your Equipment as specified by GE, to allow GE to access your Equipment remotely at all times.

Comply with the requirements of any implementation guidelines, security procedures or other instructions provided by GE, including any requirements to have access to any commercially available software, media player or other technology reasonably necessary for access to or use of the Information.

Use the Information and Related Materials solely in accordance with this Agreement and in accordance with applicable law.

Not rely on the Information or Related Materials in your preparation of any reimbursement claim, cost report or similar reports.

Recognize that all clinical and medical diagnostic decisions are the responsibility of your professional health care providers. The Information and Related Materials are no substitute for their professional judgment and GE disclaims all responsibility for your clinical and medical diagnostic evaluations and decisions.

Not add or link to the web site any content or links that infringe the trademark, copyright, patent or other rights of any third party.

GE'S ADDITIONAL ICENTER RESPONSIBILITIES
GE WILL:

Provide you access to and use of the Information and Related Materials during the Term consistent with this Agreement.

Use commercially reasonable efforts to make available during your business hours the Information and Related Materials during the Term.

Use commercially reasonable efforts to gather data contemplated this Agreement from your Equipment and other systems.

Provide the Information and Related Materials solely in accordance with this subscription agreement and in accordance with applicable law.

ICENTER DISCLAIMER OF WARRANTIES

NOTWITHSTANDING THE LIMITED WARRANTIES SECTION IN THE MASTER TERMS AND CONDITIONS, GE EXPRESSLY DISCLAIMS ALL WARRANTIES AND REPRESENTATIONS OF ANY KIND WITH RESPECT TO THE INFORMATION AND RELATED MATERIALS, WHETHER EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, NON-INTERFERENCE WITH ENJOYMENT, AND TITLE. DUE TO THE NUMBER OF SOURCES FROM WHICH INFORMATION IS OBTAINED, AND THE INHERENT HAZARDS OF ELECTRONIC DISTRIBUTION, THERE MAY BE DELAYS, OMISSIONS, OR INACCURACIES. THE INFORMATION AND RELATED MATERIALS COULD INCLUDE TECHNICAL OR OTHER INACCURACIES OR TYPOGRAPHICAL ERRORS, AND MAY NOT BE AVAILABLE WITHOUT INTERRUPTION.

ICENTER TRAINING

At your request and in conjunction with the activation of your initial subscription, GE or its agent will provide application training for 2 individuals in the use of the Information and Related Materials (regardless of the number of pieces of Equipment for which you have a subscription). Additional applications training may be purchased separately and charges for such training will be in accordance with the prevailing rates then in effect for such services

ELECTED SERVICE SUPPORT LEVELS FOR DIAGNOSTIC IMAGING EQUIPMENT (OFFERINGS)

PM ONLY

This coverage is limited to low-end general radiology systems and those systems that have been identified as EOL. We will provide the following Service Support for Equipment listed on the attached Schedule if elected and designated as "PM Only" coverage:

      Planned maintenance (PM) inspections (labor only) pursuant to the manufacturer's specifications or as otherwise agreed.

      Inspection, calibration and verification of the operability of the Equipment.

      PMs will be performed from 8:00 a.m. to 5:00 p.m. Monday through Friday.

      Remedial labor for problems identified during the PM inspection (parts will be charged at then prevailing rates).

      The number of systems which can be placed under this coverage classification is limited to no more than 20% of a CompreCare contract's annual value

      Additional parts and labor at standard GE Hourly Billed Service rates.

GE PROPRIETARY INFORMATION
REVISED 10/2004

      No "Uptime Guarantee".

GLASSPRO

For Equipment listed on the attached Schedule and identified as "GlassPro" Equipment, we will provide the following:

      Replacement tubes on an exchange basis for Equipment listed in the GE Medical Systems Support Summary at the GlassPro Exchange. You agree to pay the GlassPro Exchange Tube Price listed in the GE Medical Systems Support Summary.

     Tube Replacement Period as follows:

         Replacement Tubes            Tube Replacement Period*
------------------------------------  ------------------------
Mammography, Mobile, Rad, R&F               12 months

Cardiac, Angio, MX150
Applications                                 6 months

CT Max, Pace/Sytec, 9800, HLA,
Sytec SR/i. Sytec Synergy                    3 months

CT ProSpeed, HiSPeed Advantage,
HiSpeed CT/I                                 4 months

Performix Applications and all other
CT, GE and non-GE                            6 months

       Tube Replacement Period is based on the timeframe of the last purchased tube. When a tube fails during the Tube Replacement Period, there is no charge. When a tube fails after the Tube Replacement Period, a replacement tube is sold at the GlassPro price. A tube replaced at no charge does not carry a "new" warranty

During the term of this Agreement, the annual enrollment fee for systems covered under the Glass Pro tube program is waived provided (i) this Agreement remains in effect and LifePoint is not in default, (ii) GE is LifePoint's sole provider for Service, including HBS services, and (iii) LifePoint obtains all of its tubes from GE. Tube pricing under the Glass Pro program for the term of this agreement is as follows:

GE PROPRIETARY INFORMATION
REVISED 10/2004

SYSTEM/EQUIPMENT                               CHARGE/SYSTEM
---------------------------------------------  -------------
Mammo (Seno, Mammoview)                           $  7,400
Mammo (DMR)                                       $ 11,400
Mobile (Portable)                                 $  3,900
Mobile (C-Arm)                                    $ 14,700
Mobile (Other C-Arm)                              $  9,700
Rad (MX-75)                                       $  4,400
Rad/R&F (MX-100/over)                             $  5,900
R&F (MX-100/under)                                $  5,900
R&F, Angio (MX150)                                $ 35,000
Vascular Angiography, Single or Biplane (HTG)     $ 16,200
Innova 4100 & Innova 3100 (MX160)                 $ 55,000
CT Max                                            $  8,500
Pace/Sytec 2-4000                                 $ 14,800
9800 - Xenon                                      $ 13,000
9800 - HiLight                                    $ 17,500
9800 - HLA                                        $ 17,500
HiLight Advantage                                 $ 17,500
Sytec SRI/Sytec Synergy                           $ 17,500
CT/e, CT/e Dual                                   $ 17,500
ProSpeed                                          $ 20,000
HiSpeed Advantage                                 $ 20,000
HiSpeed DX/I, FX/I, LX/I                          $ 20,000
HiSpeed CT/I w/ HSA Tube                          $ 20,000
NX/I w/3.5 MHU/Solarix                            $ 20,000
NX/I w/Performix 630                              $ 20,000
HiSpeed CT/I w/Performix Tube 630                 $ 75,000
HiSpeed QX/I w/Performix ADV Tube                 $ 75,000
HiSpeed QX/I w/ Performix Ultra                   $ 75,000
LightSpeed QX/I w/ Performix ADV                  $ 75,000
All LightSpeeds w/ Performix Ultra                $ 90,000
LightSpeed RT w/ Performix Pro                    $100,000
LightSpeed Pro 16 w/ Performix Pro                $100,000
Discovery LS, ST w/ Performix Tube                $ 90,000

      Installation labor and calibration for X-Ray and CT tubes normally sold by us to replace failed tubes in your Equipment as listed on the Schedule. Installation labor and calibration will not be provided on tubes not obtained through the GE parts network.

      Performance of a basic Equipment inspection to verify the overall condition of the Equipment immediately before our installation and calibration service. If we determine the Equipment has a problem which has affected or could materially affect tube operation or usage, the problem must be corrected before we will install a replacement tube.

      The listed services will be provided Monday through Friday during normal coverage hours, excluding our observed holidays. We can provide, at your expense, service outside of these service hours per our then discounted Hourly Billed Service overtime rates for contract customers.

Tubes in GE Equipment not covered under "GlassPro" must be covered under another type of tube agreement with GE.

EDUCATION PACKAGE

GE will provide you with the following educational services and resources for the Term of your Agreement:

GE PROPRIETARY INFORMATION
REVISED 10/2004

Healthcare Learning Package :

TiP-TV(TM) Satellite Training Network Subscription

Access to online CE/CME/CNE Courses via TiP On-Demand

Access to the Patient Channel (Hospital Customers Only)

Access to the GE Healthcare Learning System

GE PROPRIETARY INFORMATION
REVISED 10/2004

                                         CUSTOMER

GE MEDICAL SYSTEMS                       LIFEPOINT HOSPITAL HOLDINGS, INC
                                         ________________________________
Approved by Thomas Ewing                   (Typed Name of Customer)
            ------------------------
             (Typed or Printed Name)

Title National Service Sale Manager      By William M. Gracey
      ------------------------------        ----------------------------------
               (Typed or Printed)           (Typed or Printed Authorized Name)

Signature /s/ Thomas Ewing               Signature /s/ William M. Gracey
          ----------------------------             ----------------------------
            (Authorized Signature)                   (Authorized Signature)

Date 1/7/05                              Title COO
                                               --------------------------------
                                              (Typed or Printed)

Prepared by __________________________   Date 1/7/05
             (Typed or Printed Name)

Title ________________________________   P.O. # (Fixed Billing) _______________
               (Typed or Printed)                   (For billing purposes only)

Date _________________________________   P.O.  #   (Variable  Billing)
                                             _______________________________
Return to (Street) ___________________        (For billing purposes only)

Return to (City, State, Zip)__________

GE PROPRIETARY INFORMATION
REVISED 10/2004

                               GE MEDICAL SYSTEMS
                         AGENCY AUTHORIZATION AGREEMENT

LIFEPOINT HOSPITAL HOLDINGS, INC hereby designates GE Medical Systems as its duly authorized agent to act on LIFEPOINT HOSPITAL HOLDINGS, INC behalf to conduct the following business matters

- Negotiate and enter into service agreements for the equipment specified in the attached proposal or contract.

- Obtain service support, parts, parts pricing, technical information (including manuals, software, etc.), service histories, and time and material cost for the equipment specified in the attached proposal or contract.

- Obtain or develop and negotiate and enter into training agreements for the equipment covered by the attached proposal or contract.

This agency authorization is effective as of the date shown below and continues in force until MARCH 31, 2008, unless previously revoked by an authorized representative of LIFEPOINT HOSPITAL HOLDINGS, INC in writing.

                           CUSTOMER NAME AND ADDRESS:

                        LIFEPOINT HOSPITAL HOLDINGS, INC

By:

/s/ William M. Gracey
--------------------------
(Authorized Signature)
__________________________

Name:

William M. Gracey
--------------------------
(Typed or Printed)
__________________________

Title: COO
       -------------------

Date: 1/7/05

GE PROPRIETARY INFORMATION
REVISED 10/2004

SECTION III

COMPRECARE GLOSSARY

"ACCESSORIES DISCOUNT" means the discount (if any) for orders of GE accessories, as specified in the applicable Schedule.

"ANNUAL ALLOWANCE AMOUNT" means the maximum amount of charges that may be accrued for Replacement Parts during a specified twelve-month period of this Agreement, as specified on Schedule.

"ANNUAL UPGRADE PROGRAM" means, for the LOGIQ 700 Expert Series, GE Ultrasound's LOGIQ 700 Expert Series Annual Breakthrough Program.

"ADVANCED SERVICE DOCUMENTATION" means GE's proprietary and copyrighted service documentation which embodies advanced information developed by or provided to GE for the installation, maintenance, repair or deinstallation of the Equipment as well as any upgrades or revisions of this material, which bear a yellow cover or label or incorporate or display a notice that states substantially the following:
                         "ADVANCED SERVICE DOCUMENTATION
                                 PROPERTY OF GE.
USE OF THESE MATERIALS LIMITED TO AGENTS AND EMPLOYEES OF GE MEDICAL SYSTEMS OR
 OTHER PARTIES EXPRESSLY LICENSED BY GE UNLICENSED USE IS STRICTLY PROHIBITED"

"ADVANCED SERVICE PACKAGE" means Advanced Service Documentation, Advanced Service Software and Advanced Service Tools identified in this License.

"ADVANCED SERVICE SOFTWARE" means GE's proprietary and copyrighted advanced service Software described above which was developed by or provided to GE for the installation, maintenance, repair or de-installation of the Equipment as well as any upgrades or revisions of this material, which bear a yellow cover or label or incorporate or display a notice that states substantially the following:

                           "ADVANCED SERVICE SOFTWARE
                                 PROPERTY OF GE.
                    USE OF THESE MATERIALS LIMITED TO AGENTS
  AND EMPLOYEES OF GE MEDICAL SYSTEMS OR OTHER PARTIES EXPRESSLY LICENSED BY GE
                     UNLICENSED USE IS STRICTLY PROHIBITED"

"ADVANCED SERVICE TOOLS" means GE's proprietary, tangible advanced service instruments or instrument combinations which have been developed by or provided to GE for the installation, maintenance, repair or de-installation of the Equipment as well as any upgrades or revisions of this material, which either bear or are maintained in a container which bears a yellow label or a notice that states substantially the following:

                             "ADVANCED SERVICE TOOL
                                 PROPERTY OF GE.
                    USE OF THESE MATERIALS LIMITED TO AGENTS
  AND EMPLOYEES OF GE MEDICAL SYSTEMS OR OTHER PARTIES EXPRESSLY LICENSED BY GE
                     UNLICENSED USE IS STRICTLY PROHIBITED"

"ADVANCED SERVICE TRAINING" means training GE may make available to your Service Employees which relates to their use of the Advanced Service Package in repairing and maintaining the Equipment, as further provided herein.

"BLOCK OF OVERTIME ("OT") HOURS" means labor and travel hours pre-purchased at a discounted rate to be used in the specified contract year for Support incurred outside of Coverage Hours. Unused OT Hours expire at the end of the contract year for which they were purchased.

"BLOCK OF HOURS" means the number of prepaid on-site Support hours (including both labor and travel) selected by you on Schedule to be used during the contract year and covering the equipment specified on Schedule. Unused hours expire at the end of the contract year for which they were purchased.

"BROADCAST" means a program provided via TiP-TV, GE's fee-based subscription satellite TV service that provides continuing education for healthcare professions. Programs include those provided on TiP Focus on Healthcare, TiP Diagnostic Imaging, The Health Channel and The Patient Channel, along with any supplementary materials.

GE PROPRIETARY INFORMATION
REVISED 10/2004

"BROADCAST COORDINATOR" means the person designated by you in this Subscription to be the ongoing liaison with our staff during the Term of this Subscription. This person will be responsible for coordinating Education, Training and Business Programs viewership, videotaping, returning necessary Site information, and performing other duties we reasonably deem to be necessary with respect to this Subscription.

"CANNOT LOCATE EQUIPMENT" means GE's field engineer is unable to service the equipment because you or your representative are unable to locate the equipment scheduled for service.

"CE/CME/CNE COURSES" means the world-wide-web accessible accredited continuous education, continuous medical education and continuous nursing education courses listed in GE's on-line course catalog. You may complete up to 500 courses in each contract year.

"COMMON LEGAL CONTROL" in reference to two or more legal persons, means that one such person, whether directly or indirectly, (i) has control of the other person, (ii) is controlled by the other person, or (iii) is, together with the other person, under common control of another person.

"COMPLIANCE SOLUTIONS" means a collection of video training materials designed by GE, in partnership with Medical Consultants Network Inc. (MCN), to assist your staff in complying with regulatory requirements. Compliance Solutions materials are made available through CD-ROM, videotape and/or TiP-TV satellite broadcasts, supplemented by automatic e-mail notification of regulatory changes and internet access to an archived library of implementation tools. All materials in Compliance Solutions are for your internal use only. Videotape copying, CD replication and commercial reuse for sale of any materials are not permitted. GE believes the information contained in Compliance Solutions is accurate and current. Although the Compliance Solutions is based on published standards of the federal regulatory agencies, the content contains recommendations and suggestions for compliance with these agencies. All policies and procedures, worksheets and forms should be made specific to the individual healthcare facility. The Compliance Solutions is not a substitute for legal advice nor is it designed to meet any state or local regulations. Neither GE nor MCN shall have liability for any persons' use of the information contained in Compliance Solutions. Courses for Compliance Solutions may be approved for CE credit (nursing and/or radiological technologist), with course accreditation identified in the Order Form.

"CORRECTIVE SERVICE" means labor to provide repair service on Covered Components of the Equipment.

"COVERAGE HOURS" means the specific hours and days GE will provide Support under the Agreement. Coverage Hours are local time (continental U.S.), and exclude holidays recognized by GE.

"COVERED COMPONENTS" means components of the Equipment for which Support is provided under an agreement. Subject to exclusions listed in the Agreement, "Covered Components" are:

      FOR MR SYSTEMS WITH SUPER CONDUCTING MAGNETS: All MR system components except the MR magnet, cryostat, coldhead, cyro-cooler compressor, shim coils, cryogens, non-GE supplied water chillers, and non-GE coils.

      FOR MR SYSTEMS WITH PERMANENT MAGNETS: All MR system components, including GE coils, the MR magnet and its related components.

      FOR MR SUPER CONDUCTING MAGNETS WITH MAGNET MAINTENANCE AND CRYOGEN
      COVERAGE: MR Magnet, cryostat, coldhead, cryo-cooler compressor, shim coils, GE coils, cryogens, GE supplied water chillers.

      FOR CT SYSTEMS: All CT system components except tubes. Pick-up tubes are considered to be a system component, not a tube. Tubes are included only when coverage is purchased and noted on the Schedule.

      FOR X-RAY SYSTEMS: All X-Ray system components except tubes and image intensifiers. Pick-up tubes are considered to be a system component, not a tube. Digital Detectors are covered under the Quantacare and In-House Complete programs. Tubes and Image Intensifiers are included only when coverage is purchased and noted on the Schedule.

      FOR NUCLEAR SYSTEMS: All Nuclear system components including tables and crystals.

      FOR PET SYSTEMS: All PET system components. Transmission Pin Sources are included only when coverage is purchased and noted on the Schedule.

      FOR ULTRASOUND SYSTEMS: All ultrasound system components, including any transducers and peripherals specifically identified on the Schedule.

      FOR NETWORK SYSTEM: All network system components specifically identified on the Schedule.

"EDUCATION COORDINATOR" means the person designated by you in this Subscription to disseminate information about Education, Training and Business programs for Staff and Patients.

GE PROPRIETARY INFORMATION
REVISED 10/2004

"EDUCATION TRACKING SYSTEM" means GE's internet-accessible Education Tracking and Training Management System providing online (i) TiP-TV CE and Radiology Fundamental eLearning Course testing and results tracking and (ii) access to the Show Me Library.

"EQUIPMENT" means the hardware and all additions, modifications, substitutions, and replacements identified in the Schedule(s), but does not include the Advanced Service Package, the InSite Package, or any parts of those packages.

"EQUIPMENT OPERATION MANUAL" means the operation manual and related materials delivered by the manufacturer with the Equipment.

"FE COVERAGE WEEKDAYS" MEANS the Coverage Hours on weekdays (except GE Holidays) during which onsite labor for Corrective Service is included under the Agreement. Corrective Service provided outside Coverage Hours on weekdays is billed at standard contract overtime rates or may be charged against a Block of OT Hours (if applicable).

"FE COVERAGE WEEKENDS AND HOLIDAYS" means the Coverage Hours on weekends and GE holidays during which onsite labor for Corrective Service is included under the Agreement. Corrective Service provided outside of Coverage Hours on weekends and holidays is billed at standard applicable contract overtime rates or may be charged against a Block of OT Hours (if applicable).

"FE ONSITE RESPONSE" means the typical response time during Coverage Hours from your initial call for Corrective Service to FE arrival at the Site to begin servicing the Equipment. If you request faster response, GE will charge an expediting fee.

"HEALTHCARE EDUCATION LEARNING PACKAGE" means GE's internet-accessible education tracking and management system providing online course access, testing, recording, results tracking and printing. This includes access to Tip-TV, TiP-TV OnDemand (web version), The Patient Channel (U.S. hospitals only) and the healthcare learning system for on line course registration, testing, and certificates

"HEALTH CARE EMPLOYEE" means any person employed by you at the Site whose primary responsibility is to provide health care directly to human beings.

"HEALTH CARE PROVIDER" means an entity that directly uses the Equipment to provide health care to human beings.

"ILINQ" means a communication tool that resides on the Equipment operator console. This tool provides the following features: (i) Contact GE, which provides a direct link to GE via an interface on the operator console for you to request Support and for GE to respond; (ii) Messaging, which provides a status report and historic log of your Contact GE requests and allows GE to send information to your operator console; and (iii) The Applications Wizard, which provides the capability to search the GE database for applications information and guidance related to the Equipment.

"INFORMATION SUPPLIERS" means entities that have licensed the information and content which forms part of the Information.

"IN-HOUSE CHOICE BASE OFFERING" means that suite of Support offerings specified as the In-House Choice Base Offering on a Schedule.

"IN-HOUSE ENGINEER TELEPHONE SUPPORT LINE" means the telephone number given to In-House Choice customers for support.

"INSITE" means GE's proprietary remote OnLine Center call support or dial-up remote diagnostic troubleshooting capability available on certain Equipment models.

"INSITE COVERAGE HOURS" means the hours and days you select for InSite coverage. InSite Support provided outside Insite Coverage Hours will be billed at applicable contract overtime rates.

"INSITE RESPONSE TIME" means the typical response time from your initial call to phone response by a GE engineer located at the OnLine Center to begin servicing your call. If you request faster response, GE will charge an expediting fee.

"INSTALLATION COORDINATOR" means the person designated by you in this Subscription to facilitate a Satellite System installation, including the obtaining of all necessary permits, licenses, and other approvals. This person must work with our staff to complete a signal test and provide Site information requested by us.

"IRD" means an integrated receiver decoder that will be licensed by us to you under this Subscription and used to decode our Education, Training and Business Programs.

"LEARNING SOLUTIONS ONLINE" means a web-based continuing education resource for Healthcare professionals

"MAGNET MONITORING" means proactive monitoring of the magnet using remote diagnostic capability. You will receive alerts when certain pre-defined magnet thresholds are exceeded.

"MASTER TERMS AND CONDITIONS" means the Master Terms and Conditions, signed by you and GE.

"MODALITY" means the specific equipment group (e.g., MR, ultrasound, etc.) into which the Equipment is categorized.

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REVISED 10/2004

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"MULTI-VENDOR ELECTRONIC PERFORMANCE SUPPORT TOOLS" means GE's proprietary,
CD-based, functional documentation support tools which have been developed by or provided to GE for the installation, maintenance, repair or de-installation of the Multi-Vendor [Equipment not manufactured by GE] diagnostic Equipment as well as any upgrades or revisions of this material, which either bear or are maintained in a container which bears a [red/yellow] label or a notice that states substantially the following:

                "MULTI-VENDOR ELECTRONIC PERFORMANCE SUPPORT TOOL
                                 PROPERTY OF GE
                    USE OF THESE MATERIALS LIMITED TO AGENTS
  AND EMPLOYEES OF GE MEDICAL SYSTEMS OR OTHER PARTIES EXPRESSLY LICENSED BY GE
                     UNLICENSED USE IS STRICTLY PROHIBITED"

"MULTI-VENDOR TRAINING" means training GE may make available to your Service Employees which relates to their use of the Multi-Vendor Electronic Performance Support Tools in repairing and maintaining the Equipment, as further provided herein.

"NORMAL FIXED CHARGES" means the amount of the periodic payments for Support, as specified in the Agreement. They do not include additional charges for services or other items not covered by the Agreement but requested by you or any variable charges.

"ONLINE CENTER" means GE's central facility from which Support is provided.

"ORIGINAL EQUIPMENT MANUFACTURER" or "OEM" means the original equipment manufacturer of any non-GE equipment, software or parts included in the definition of Equipment.

"PARTS DELIVERY TIME" means the typical time from the part order to delivery of the part to the Site. If you request faster delivery, GE will charge an expediting fee.

"PARTS ON-SITE COVERAGE" shall mean that coverage offering described in these Additional Terms and Conditions under the heading "Parts On-Site Offering."

"PAYMENT PERIOD" means the payment periods for Normal Fixed Charges specified in the Support Summary.

"PLANNED MAINTENANCE INSPECTION ("PM")" means an inspection of the Equipment performed at a mutually agreeable time during the Coverage Hours in accordance with OEM's Equipment specifications at recommended intervals.

"PM WEEKDAY EXECUTION" means Coverage Hours agreed to between you and GE during which PMs will be performed on weekdays (not including GE holidays).

"PM WEEKEND AND HOLIDAY EXECUTION" means Coverage Hours agreed to between you and GE during which PMs will be performed on weekends and holidays.

"REPLACEMENT PARTS" means replacement parts required to repair or maintain Equipment. Replacement Parts may be provided on a new or exchange (refurbished) basis. Functionally equivalent used parts may also be used when necessary to maintain the operation of the Equipment. Parts that are replaced become GE property and are removed from the Site. Replacement parts do not include tubes and Ultrasound transducers.

"SATELLITE DISH" includes fiberglass compressed metal satellite receive-only dish reflector, non-penetrating roof mount, single polarity feed horn adapter, feed horn cover, single pole digital Ku-band LNB (low noise block) and roof padding for roof mount that will be licensed by us to you under this Subscription for you to receive our Education, Training and Business Programs. The Satellite Dish will be installed at the premises of the subscribing facility at our expense excluding extraordinarys.

"SATELLITE SYSTEM" means a the Satellite Dish, IRD, and channel filters if required.

"SERVICE AGENT" means a person retained by you to maintain and repair the Equipment who is not a Service Employee.

"SERVICE EMPLOYEE" means a full-time employee of you or of an entity under Common Legal Control with you who is employed and paid by you or by an entity under Common Legal Control with you to maintain and repair the Equipment, has the ability and knowledge to maintain and repair the Equipment, and is managed and supervised by other full time employees of you or full-time employees of an entity under Common Legal Control. "Service Employee" does not include part-time employees, employees paid by persons or entities other than those described above, or persons employed by others including those placed on your payroll or the payroll of an entity under Common Legal Control with you for the purpose of obtaining access to the Licensed Materials or admission to GE Advanced Service Training.

"SITE" means the specific geographic location where the Equipment is located for patient care.

"SITE MANAGER" means the site manager designated by you pursuant to Section 4.5 of the Master Terms and Conditions.

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REVISED 10/2004

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

"SOFTWARE" means a computer program or compilation of data that is fixed in any tangible medium of expression or any storage medium from which the program may be perceived, reproduced or otherwise communicated, either directly or with the aid of a machine or device.

"STANDARD INSTALLATION" means the placing of a TiP-TV satellite receiver/decoder and 1.2 meter satellite dish at your site and consists of a site survey, installation of the dish and non-penetrating roof mount, peak of dish on GE-3 satellite, up to 200-foot run of RG-11 plenum cable to IRD, and testing and authorization of the satellite system.

"SUBSCRIPTION FEE" means the monetary amount which is payable by you to us, as specified in this Subscription, for your license of our IRD and your right to receive our Education, Training and Business Programs in accordance with this Subscription.

"SUPPORT" means maintenance, repair, productivity, and other services, as well as software, hardware, and other items, described on the Support Summary and Schedule.

"SUPPORT SUMMARY" means the document entitled "Support Summary" included with these Additional Terms and Conditions.

"THE PATIENT CHANNEL (TM)" means GE's TiP-TV 24-hour-per-day, 7-day-per-week broadcast offering of medical programming intended for a patient audience. You agree to make the programming available throughout your Site to all television-equipped patient rooms as a standard channel selection, 24 hours per day, 7 days per week and to appoint a representative to facilitate the installation of the equipment necessary to receive and distribute The Patient Channel programming at your Site on a channel accessible by patients and separate from the channel(s) you use for GE TiP-TV broadcasts for healthcare professionals. GE will provide the Equipment needed to upgrade the your standard current TiP-TV satellite equipment installation at no additional charge.

"TIP ANSWER LINE" means your access to an 800 number staffed by applications specialists for non-emergency GE clinical applications assistance.

"TIP-TV" means GE's TiP-TV satellite broadcast offering of medical programming intended for healthcare professionals, including Focus on Healthcare and Diagnostic Imaging programming.

"TIP-TV (TM) ONDEMAND" means the TiP-TV content made available by GE in streaming audio and/or video forms. TiP-TV OnDemand content may also include slides, handouts, and text transcriptions, is time-coded and searchable, and includes note-taking and bookmarking abilities.

"TIP ONSITE APPLICATIONS" means dedicated applications training provided by GE's applications specialist at the Site. Training content may be customized by you.

"TOTAL NORMAL FIXED CHARGES" means the total fixed amount to be paid under an Agreement for Support. It does not include additional charges for services and other items not covered by the Agreement but requested by you or any variable charges.

GE PROPRIETARY INFORMATION
REVISED 10/2004

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

                         SECTION IV : SUPPORT SUMMARIES

GE PROPRIETARY INFORMATION
REVISED 10/2004

GE MEDICAL SYSTEMS DIAGNOSTIC IMAGING SUPPORT SUMMARY

GE MEDICAL SYSTEMS COMPRECARE AGREEMENT #____

This Support Summary is attached to and made a part of the GE Medical Systems CompreCare Agreement identified above, and sets forth specific terms and conditions in addition to those in the Agreement.

CUSTOMER NAME

NAME: LIFEPOINT HOSPITAL HOLDINGS, INC  ADDRESS:    CITY:    STATE:    ZIP

FED ID or SS#______

SITE  INFORMATION (if different from above)


FIXED SITE      SITE          STREET          CITY           STATE          ZIP
                NAME

               VEHICLE DESCRIPTION AND GEOGRAPHIC OPERATING AREA

MOBILE SITE

TERM AND PERIODIC CHARGE

The Support and prices quoted below are valid provided the customer signs and return this quote to GE Medical Systems by .

TERM

The Term of this Support Summary will commence on OCTOBER 1, 2004, and will expire on MARCH 31, 2008.

PERIODIC CHARGE

The Total Normal Fixed Charge is $24,978,792, plus applicable taxes. Your annual charge is $ 8,326,264, plus applicable taxes. The total charge is payable in 42 periodic installment(s) as follows: Months 1-6 @ $717,992 and months 7-42
@ $574,190.

The first installment will be due when the term begins. One installment will be due on the same day of each consecutive payment period until the total charge and all applicable taxes are paid in full. We will invoice you for payment of each installment and all applicable taxes.

EQUIPMENT COVERAGE

GE PROPRIETARY INFORMATION
REVISED 10/2004

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

See attached Schedule (s) to this Support Summary for the description of the Equipment, Service Support coverages and hours, and periodic charges applicable to this Support Summary.

SERVICE OPTIONS (SELECT ALL THAT APPLY)

      [X]   Diagnostic Imaging Service

      [X] Diagnostic Imaging Service Options (X-Ray Tubes, Image Intensifiers, and Ultrasound Transducers/Probes, etc.) as detailed on attached Exhibits to this Support Summary.

      [X] TiP-TV Broadcast Subscription COMPLETED CONTACT INFORMATION FORM MUST BE FORWARDED TO TIPTV

      [X] Compliance Solutions COMPLETED CONTACT INFORMATION FORM MUST BE FORWARDED TO TIPTV

      [X] Healthcare Learning Package COMPLETED CONTACT INFORMATION FORM MUST BE FORWARDED TO TIPTV

      [ ]   Other:____

GE MEDICAL SYSTEMS                       CUSTOMER NAME

Prepared by Thomas Ewing                    LIFEPOINT HOSPITAL HOLDINGS, INC
            ______________________          ________________________________
            (Typed or Printed)              (Name of Customer)

Title       National Service Sales        By /s/ William M. Gracey
             Manager - HPG                   -------------------------------
                                             (Authorized Signature)

Approved
by        /s/ Thomas Ewing                Name  William M. Gracey
          ------------------------              ----------------------------
                                                (Typed or Printed)

Title     National Service Sales Manager  Title  COO
          ------------------------------         ---------------------------

Date      1/7/05                          Date   1/7/05

GE MEDICAL SYSTEMS BIOMEDICAL SUPPORT SUMMARY

GE MEDICAL SYSTEMS COMPRECARE AGREEMENT # __________

This Support Summary is attached to and made a part of the GE Medical Systems CompreCare Agreement identified above, and sets forth specific terms and conditions in addition to those in the Agreement.

CUSTOMER NAME

NAME: LIFEPOINT HOSPITAL HOLDINGS, INC    ADDRESS:  CITY   STATE:____ ZIP:_____
FED ID or SS# ____

SITE INFORMATION (if different from above)


     FIXED SITE           SITE        STREET        CITY        STATE        ZIP
                          NAME

                          VEHICLE DESCRIPTION AND GEOGRAPHIC OPERATING AREA

MOBILE SITE

TERM AND PERIODIC CHARGE

The Support and prices quoted below are valid provided the customer signs and return this quote to GE Medical Systems by .

TERM

The Term of this Support Summary will commence on OCTOBER 1, 2004, and will expire on MARCH 31, 2008.

PERIODIC CHARGE

The Total Normal Fixed Charge is $11,425,659, plus applicable taxes. Your annual charge is $3,264,474, plus applicable taxes. The total charge is payable in 42 periodic installment(s) of $ 272,040.

Submitted to Customer: ____mo/____ day/ _______year. GEMS Initials _____________

The first installment will be due when the term begins. One installment will be due on the same day of each consecutive payment period until the total charge and all applicable taxes are paid in full. We will invoice you for payment of each installment and all applicable taxes.

EQUIPMENT COVERAGE

GE PROPRIETARY INFORMATION
REVISED 10/2004

See attached Schedule(s) to this Support Summary for the description of the Equipment, Service Support coverage and hours, and periodic charges applicable to this Support Summary.

SERVICE OPTIONS (SELECT ALL THAT APPLY)


[X] Biomedical Full Service        [ ] Biomedical  Preventative
     with Parts                        Maintenance with Parts
    (Monday - Friday, 8:00 a.m.       (Monday - Friday, 8:00 a.m.
     - 4:30 p.m.)                      - 4:30 p.m.)

[ ] Biomedical Service Estimate    [ ] Other:_____________
    ($_______________)

    Biomedical Inventory Fee,
    if applicable ($____________)

GE MEDICAL SYSTEMS                       CUSTOMER NAME

Prepared by Thomas Ewing                     LIFEPOINT HOSPITAL HOLDINGS, INC
            ___________________________      ________________________________
             (Typed or Printed)              (Name of Customer)

Title       National Service Sales        By /s/ William M. Gracey
              Manager - HPG                  -------------------------------
                                              (Authorized Signature)

Approved
by          /s/ Thomas Ewing              Name  William M. Gracey
            ---------------------------         -----------------------------
                                                  (Typed or Printed)

Title      ____________________________   Title COO
                                                -----------------------------

Date      1/7/05                           Date  1/7/05


CONTACT INFORMATION FOR LEARNING SOLUTIONS EDUCATION PRODUCTS

EDUCATION COORDINATOR

THIS PERSON WILL BE THE CONTACT AT THE CUSTOMER SITE FOR FULFILLMENT OF ALL EDUCATIONAL PRODUCTS OUTLINED IN THIS CONTRACT. FULFILLMENT OF THESE EDUCATIONAL PRODUCTS WILL NOT COMMENCE UNLESS THIS INFORMATION IS COMPLETE.

Contact Name ___________________________________________________________________

Title __________________________________________________________________________

Facility _______________________________________________________________________

Street Address (no P.O. Boxes please) __________________________________________

Department _____________________________________________________________________

Telephone #_____________________________FAX # __________________________________

Email Address (If available) ___________________________________________________

                          COMPLIANCE SOLUTIONS OPTIONS

PLEASE CHECK THE CUSTOMER'S DELIVERY PREFERENCE. IF THIS INFORMATION IS NOT CHECKED THE CUSTOMER WILL RECEIVE THE VIDEOTAPE AND SATELLITE BROADCAST OPTION

      [ ]   Videotape and Satellite Broadcast

      [ ]   CD-ROM and Satellite Broadcast

GE PROPRIETARY INFORMATION
REVISED 10/2004

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

                             GE CONTACT INFORMATION

THIS INFORMATION WILL BE HELPFUL FOR QUESTIONS RELATED TO THIS CONTRACT.

Contact Name ___________________________________________________________________

Title __________________________________________________________________________

Telephone # ____________________________FAX # __________________________________

Email Address (If available) ___________________________________________________

GE REPRESENTATIVE - PLEASE FAX COMPLETED FORM IMMEDIATELY TO: ATTN: TIPTV, FAX # 262-574-8789

GE PROPRIETARY INFORMATION
REVISED 10/2004

                                       35